UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Items.

On July 15, 2015 we were informed by our corporate agent in Nevada that it had received on our behalf a summons in connection with a complaint filed on July 10, 2015 in the United States District Court for the Central District of California entitled “Stemage Skin Care LLC, a North Carolina limited liability company vs. NuGene International, Inc. et al.”(Civil Action No.8:15-cv-01078-AG-JCG). The complaint also names as defendants NuGene, Inc. (a California corporation), Mohammad Ali Kharazmi (our Chief Executive Officer and member of our Board of Directors), Mohammad Saeed Kharazmi (the Chairman of our Board of Directors), Kathy Ireland Worldwide (a California corporation), Stephen Roseberry, Steve Rosenblum and Erik Sterling. The complaint contains allegations of damage asserted to be grounded on copyright infringement,
  interference with contract,
  intentional interference with prospective economic advantage, negligent interference with prospective economic advantage, and conspiracy.

The complaint allegedly arises out of an August 20, 2012 agreement among the plaintiff and kathy ireland inc. ("KI") pursuant to which KI made Kathy Ireland available to perform “Ambassador Services" as defined within that agreement. That agreement effectively terminated in October 2014 and is the subject of a separate arbitration with KI and Kathy Ireland before the American Arbitration Association. The Company believes that this complaint is without merit and intends a vigorous defense in this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: July 20, 2015	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer